SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Section 240.14a-12

NYMEX HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Nymex Holdings, Inc. (the “Company”) is submitting the following material as a courtesy to the nominees for its Board of Directors. The Company believes that these materials will be distributed by such nominees to stockholders prior to the filing and mailing by the Company of its Definitive Proxy Statement. As a matter of policy, the Company’s current Board of Directors does not make any recommendation to stockholders regarding the election of nominees.

Eric Bolling (RBI)

After two years with the Pittsburgh Pirates Professional Baseball Club, Eric joined Prudential Bache in Boston. He came to the NYMEX trading floor in 1987, was employed by Dow Energy, SHB and Shearson. In 1989, Eric became a local and has remained a local to the present time. He was elected to the NYMEX Board of Directors in 2002 and is seeking his second term.

Eric Bolling’s Committee service includes:

•	Chairman Locals’ Advisory Committee

•	Co-Chairman Natural Gas Advisory Committee

•	Vice Chairman Corporate Governance Committee

•	Vice Chairman Government Relations Committee

•	Co-Chairman Membership Committee

•	Vice Chairman Options Advisory Committee

•	Vice Chairman Arbitration Committee

•	Chairman Ad Hoc Committee – Hedge Fund Membership

•	NYMEX ClearPortsm Advisory Committee

•	Natural Gas Ring Floor Committee Chairman

•	Natural Gas Settlement Committee

I, Eric Bolling, am the beneficial owner of two (2) shares of common stock of NYMEX Holdings, Inc. and two (2) Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for March 15, 2005. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

Joseph Cicchetti (CICH)

Greetings,

Thank you for the opportunity to work and serve on our NYMEX board.

April 2005 will mark my 31st year as a NYMEX member. NYMEX has always been part of my life. I work fervently to preserve it for our future.

Over the past five years NYMEX has experienced unprecedented growth, record volumes, record seat values, tremendous shareholder value, increased revenues, shareholder dividends, added opportunities, and branding of the NYMEX name and products throughout the world. I am honored and privileged to have a part in it.

I work on initiatives that add business to the trading floor, save money for the FCMs and shareholders, and improve the security and exchange environment for all personnel. I provide technical services for hundreds of floor traders and I continue to nurture and grow new traders, through education, simulated trading events, seminars, and sponsorship of new members.

As always, I am promptly available to answer questions.

“Your VOTE is important to me.”

I, Joseph Cicchetti am the beneficial owner of one share of common stock of NYMEX Holdings, Inc. and one Class A membership in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of the directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for March 15, 2005. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

sample list of committees I work and serve on.

➢ Co-Chairman of the Equity Holders Advisory Committee

➢ Finance Committee Member

➢ Vice Chairman of the Ad-Hoc Committee on Security

➢ Co-Vice Chairman of Marketing

➢ Training and Education, Simulated Trading and Broker Training Events

I also serve and work with the New Products Development Committee,

Technology, Access, E-Mini Steering Committees, E-Mail, Web development, Strategic Initiatives, and with NYMEX Charitable Foundation Events.

Thank you,

Joseph Cicchetti “CICH”

1-908-757-7502

Tradewise@comcast.net

Anthony George Gero (ANT)

Dear Fellow NYMEX Members:

My name is Anthony George Gero (ANT) and I am asking you for your support in the upcoming NYMEX Board of Directors’ elections. I am a candidate for re-election in the Trade House category. I ask for your vote because of my:

Experience with industry as well as floor issues. In my role as Senior Vice President of Legg Mason Wood Walker, my responsibilities cover a gamut of contracts, including all of those on NYMEX metals. I understand and respect the needs of the trade and the role of the broker. I started as a floor broker, became a trader many years later, and wrote a textbook in 1984. I know NYMEX first hand, having served on countless committees, such as clearing, business conduct, corporate governance, options, floor, petroleum delivery, new contracts, long-term planning, and metals. I also have experience in crisis situations at the exchange, most notably, September 11th.

Respect for the role of the “floor” and the functions “locals” play in providing risk management opportunities for the industry. As Chairman of the Commodity Floor Brokers and Traders Assn., I keep abreast of legislative issues that affect our open outcry system of trading. It is a proven system that provides financial guarantees for trades, risk management for the industry, and opportunities for investors.

Dedication to the exchange. I have been a NYMEX member since 1966, and have served on its board for 29 years. I served as an executive committee member and also as treasurer for many of those years. Recently, I have concentrated my efforts on legislative issues, frequently traveling to Washington on our behalf and keeping abreast of industry-related events.

I would be honored to again serve on the NYMEX board. If elected, I will take my responsibilities seriously, working tirelessly to ensure that the industries’ and investors’ needs are met. So, when casting your vote in March, please consider me. If you have any questions or concerns, just call me at 212-428-4846.

Sincerely,

Anthony George Gero (ANT)

I, Anthony George Gero, am the beneficial owner of 2 shares of common stock of NYMEX Holdings, Inc. and 2 Class A memberships in the New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filled with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to Nymex Holdings’ Annual Meeting of Stockholders scheduled for March 15, 2005. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

Harvey Gralla (ABBA)

Bio

HARVEY GRALLA MEMBER SINCE 1980

Mr.Gralla was awarded a New York State Scholarship upon graduation from high school for scoring in the top 5% in a state wide exam.

Mr.Gralla graduated from CCNY Baruch School of Business Ad. in Jan. 1968 with a BBA degree.

Harvey began his career in the life insurance field and received a Chartered Life Underwriter degree. In 1980, at age 36 and with four children he changed careers, purchased a seat on the Exchange and traded on the floor for 17years. In addition to being an equity holder on the exchange, he is also currently an active off -the –floor trader in the Nymex Division energy complex.

This past year Harvey has been an active participant on the Equity Holders Committee and its Subcommittee.

From his experience as a floor trader and off- the-floor trader Mr.Gralla strongly feels the he can represent the Local, the Equity holder and the Trade. Mr.Gralla also states that he is a strong proponent of the open out cry system and would like to see the shareholders value enhanced coupled with conservative financial management.

Harvey Gralla Member since 1980 age 61

Mr.Gralla began his career in the life insurance field and received a Chartered Life Underwriter degree. In 1980, at 36, he changed careers, purchased a seat on the Exchange and traded on the floor for 17years. In addition to being an equity holder on the Exchange, he is an active off-the-floor trader in the NYMEX Division energy complex.

Harvey Gralla / ABBA

I received my BBA from Baruch College of Business Administration. I was awarded a New York State Scholarship upon graduation from high school for scoring in the top 5% in a state wide exam. I am married for 37 years, have 4 children and 15 grandchildren.

I began my business career in the Life Insurance field and received a C.L.U. degree. Through business associates I met traders, did business with them, and became fascinated with the trading floor. In 1980, at age 36, I changed careers, purchased a seat on the NYMEX and traded on the floor for 17 years. Presently, I am a equity holder on the NYMEX—and am an active off the floor trader in the NYMEX energy complex. Floor traders who know me for the past 25 years, know me to be a person of integrity, honesty, and with very good business sense .

I am running for a position on the board in the category of equity holder. I strongly feel that as an experienced floor trader and off the floor trader, I can contribute to the ongoing success of NYMEX. As I live close to the Exchange, I plan to attend all board meetings and make myself available, at anytime on any day, to the equity holders, floor people and trade. I know that I can be sensitive to the business needs of the entire NYMEX membership. I strongly feel that the membership must have complete trust in its board and be aware on how the board is firming up its strategic agenda. I would also like to see shareholder values enhanced coupled with strong conservative financial management.

I am very humbled by the support of many members who have committed to themselves to vote for me. If elected, I hereby commit myself to earn your continued support and trust on a daily basis.

I, Harvey Gralla am the beneficial owner of 1 share of common stock of NYMEX Holdings, Inc. and 1 Class A membership in the New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filled with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to Nymex Holdings’ Annual Meeting of Stockholders scheduled for March 15, 2005. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov.Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

Speech

My name is Harvey Gralla and most of you know me as ABBA or Harvey Abba

I am running for a position on the board in the category of equity holder. I strongly feel that as an experienced floor trader and off the floor trader I can contribute to the success of NYMEX.

As I live close to the exchange I plan to be at all the board meetings and serve on any administrative and financial committees that have a direct impact on our business. By my presence on the Exchange, I will make myself available to both the equity holders and the floor people and work directly with you. Being a former floor trader and still trading the energy complex, I know I can be sensitive to the needs of both groups.

I am an ardent supporter of open out cry and feel it is our strongest commodity. I am convinced that with the new technological advancements, electronic routing of orders to the trading pits can compete with and do a better job then electronic trading.

Lack of new products and self regulation... just mentioning two, are issues that concern the nymex floor community and will impact on the future of our business.

In addition, I strongly feel that the membership must have complete trust in the board and be aware on how the board is firming up its strategic agenda.

ONE of the more important topics that the NYMEX members have mentioned to me is enhancing shareholders value coupled with conservative financial management. To this end I WILL DEDICATE A GOOD PORTION OF MY TENURE TO ACCOMPLISHING THOSE REQUESTS.

I would be interested in meeting with the individual members to discuss their concerns and to have feedback regarding issues of the exchange

I feel strongly that I will be an independent voter and at the same time be able to work with my fellow board members to accomplish the best results for the members of the exchange.

I, Harvey Gralla am the beneficial owner of 1 share of common stock of NYMEX Holdings, Inc. and 1 Class A membership in the New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filled with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to Nymex Holdings’ Annual Meeting of Stockholders scheduled for March 15, 2005. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov.Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc

Mailing Envelope on the outside	= HARVEY GRALLA/ABBA

NYMEX ELECTION

1369 e. 21 st.

Brooklyn, NY11210

EMAIL ADDRESS is HARVEYABBA@YAHOO>COM

Email subject

NYMEX ELECTION

MY PICTURE and the following to be included

MY NAME IS HARVEY GRALLA.I AM RUNNING FOR THE BOARD IN THE CATEGORY OF EQUITY HOLDER AND WOULD APPRECIATE YOUR VOTE.

I, Harvey Gralla am the beneficial owner of 1 share of common stock of NYMEX Holdings, Inc. and 1 Class A membership in the New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filled with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to Nymex Holdings’ Annual Meeting of Stockholders scheduled for March 15, 2005. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

Steven Karvellas (KVL)

STEVEN J. KARVELLAS & CO. INC.

Member NYMEX/COMEX

ONE NORTH END AVENUE · Box 289 · NEW YORK, NY 10282

212-590-3717

February 15, 2005

Dear Fellow Member:

I am pleased to have this opportunity once again to present myself as a candidate for the Board of Directors, Floor Broker category. I have enjoyed working hard to ensure the concerns and ideas of my fellow members heard, and I pledge to continue to represent you to the best of my ability in issues important both to the Exchange and to you as individual members.

My vision for the next three years is simple and straightforward: to preserve the integrity of the open outcry marketplace, and to enhance NYMEX’s global position as the premier platform for trading a diversified portfolio of energy and metal contracts. It has been enormously rewarding to see the changes I fought for become widely accepted practices, and I look forward to another three years of helping to propel NYMEX in a positive direction. You have my word as your representative on the Board of Directors and as a fellow trader to fulfill all of the commitments which I made during the election campaign, and to continue to serve you as have in the past in a productive, effective manner with energy, enthusiasm, and integrity.

I continue to recognize the enormous importance of the floor community to the success of the exchange, and I encourage all of you to contact me in order to express your opinions and offer your insight about what you feel is best for the exchange. I can be reached in person or by phone at 212-590-3717.

Thank you for your confidence in me in the past, which I trust I can count on in the future.

Sincerely,

Steve J. Karvellas KVL

Stanley Meierfeld (STAN)

Stanley Meierfeld joined the exchange at his family firm S. Meierfeld Inc. in 1972. S. Meierfeld Inc. , was originally established in 1902 by his grandfather, exchange member, Samuel Meierfeld. Since S. Meierfeld, Inc. was a full-serving clearing firm, Stan learned all aspects of the businesses from runner to floor broker to back office manager.

As the New York markets grew thought the late 1970s, he worked establishing several major firms’ presence in those markets.

Currently Stan is a partner of Kottkee Associates and managing director of the Geldermann division of F.C. Stone, a leading clearer of local traders and market makers.

During his 30 plus year career he has served 15 years as a director of NYMEX, including a term as vice chairman. Under his direction, the Access Advisory and Government Relations Committees were formed. He served on the COMEX Merger Committee and the Project Management Team, which oversaw the construction of One North End Avenue.

Currently he serves on the Clearing House, the Government Relations, By-Laws, Compliance Review, Arbitration, and FCM Advisory Committees. Mr. Meierfeld is also a director of the Commodity Floor Brokers and Traders Association, Inc.

Stan graduated from Boston University in 1970 with a Bachelor of Science in education. He currently resides in Westchester, New York, with his wife. He has two children, a son William, who is a COMEX options member and NYBOT member and daughter Lea, who is Manager of Marketing Events of the New York Mercantile Exchange. Mr. Meierfeld also owns memberships on the COMEX and NYBOT.

Mr. Meierfeld is the beneficial owner of six shares of the common stock of the NYMEX Holdings, Inc., and six Class A memberships in New York Mercantile, Inc.

I, Stanley Meierfeld, am the beneficial owner of 6 shares of common stock of NYMEX Holdings, Inc. and 6 Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for March 15, 2005. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

William Wallace (WALZ)

Dear Shareholder,

With nearly twenty years experience in the commodities business, I am honored to have this opportunity for service on the Board of the NYMEX in the Futures Commission Merchant Category.

I have been a member of the Exchange since 1998. Currently, I am a Senior Vice President at Man Financial, Inc. I began my career at Kidder Peabody in 1987. Prior to coming to the floor, I worked in operational and sales and marketing capacities in the front and back offices. I will bring to the Board this experience in the FCM business as well as knowledge and understanding of the issues facing the Exchange community at large.

For nine years, I was responsible for managing the day to day operations of Man’s floor business. I currently serve on several committees including Membership, Floor Broker Advisory, Settlement and Hand Held Trading Pad/Thru Processing Initiative.

I am excited about the opportunity to serve on the NYMEX Board and will bring a blend of experience and enthusiasm to the position. Everyday of the thirteen years that I have worked on the floor have brought both challenges and excitement. I believe that the NYMEX is the premier marketplace for energy trading and am committed to helping the Exchange maintain its pre-eminence for many years to come. I understand that the Exchange must be on the leading edge of technological innovation in order to increase its market share. Notably, I support the ongoing marketing and technology investment in ClearPort and how it complements open outcry. Further, I support the Exchange’s international initiatives. NYMEX Europe will establish a competitive presence in the European Union and offers its customer base direct access to the Brent crude market.

My years of experience have brought me into contact with many people. I have close working relationships with individuals from all sectors of NYMEX’s business and understand the needs of these market participants from a service and product development standpoint. My daily interaction with traders on and off the floor give me a unique perspective. This insight can help NYMEX continue to serve its customers, innovate to meet their needs and maintain its pre-eminence as the premier marketplace for trading energy futures.

I am a regular contributor to CNBC and the Bloomberg Network financial news broadcasts. I believe it is my responsibility as a member to enhance the public’s awareness of NYMEX and to continually communicate to the financial community its important role in the marketplace.

I am excited about the opportunity to serve on NYMEX’s Board of Directors and believe my experience and credentials make me a uniquely qualified candidate for the job. I respectfully ask for you support in the FCM category on March 15, 2005. Please feel free to contact me if you have any questions. My telephone number is (212) 590-1485 or e-mail: bwallace@manfinancial.com.

Sincerely,

William Wallace

I, William Wallace, am the beneficial owner of 1 share of common stock of NYMEX Holdings, Inc. and 1 Class A membership in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for March 15, 2005. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

BIO:

William Wallace has been a member of the Exchange since 1998. He is a Senior Vice President at Man Financial, Inc. Mr. Wallace began his career at Kidder Peabody Incorporated in 1987. Prior to coming to the floor, Mr. Wallace worked in operational and sales and marketing capacities in the front and back offices. He will bring to the Board this experience in the FCM business as well as his knowledge and understanding of the issues facing the Exchange community at large.

For nine years, Mr. Wallace was responsible for managing the day to day operations of Man’s floor business. He currently serves on several committees including Membership, Floor Broker Advisory, Settlement and Hand Held Trading Pad/Thru Processing Initiative.

Mr. Wallace is excited about the opportunity to serve on the NYMEX Board. He will bring a blend of experience and enthusiasm to the position. Everyday of the thirteen years that he has worked on the floor have brought both challenges and excitement. He believes that the NYMEX is the premier marketplace for energy trading and he is committed to helping the Exchange maintain its pre-eminence for many years to come. He understands that the Exchange must be on the leading edge of technological innovation in order to increase its market share. Notably, he supports the ongoing marketing and technology investment in ClearPort and how it complements open outcry. Further, Mr. Wallace supports the Exchange’s international initiatives. NYMEX Europe will establish a competitive presence in the European Union and offers its customer base direct access to the Brent crude market.

Mr. Wallace’s years of experience have brought him into contact with many people. He has close working relationships with individuals from all sectors of NYMEX’s business. He understands the needs of these market participants from a service and product development standpoint. His daily interaction with traders on and off the floor gives him a unique perspective. This insight can help NYMEX continue to serve its customers, innovate to meet their needs and maintain its pre-eminence as the premier marketplace for trading energy futures.

Mr. Wallace is a regular contributor to CNBC and the Bloomberg Network financial news broadcasts. He believes it is his responsibility as a member to enhance the public’s awareness of NYMEX and to continually communicate to the financial community its important role in the marketplace.

Mr. Wallace was born and raised in the Washington Heights section of Manhattan. He graduated from Baruch College in 1993 with a Bachelor of Science degree in Finance and a minor in American History. While completing his degree, Mr. Wallace worked full time at Kidder and Man. He currently resides in New York City and Mattituck, NY with his wife, Karen, and son, William.

I, William Wallace, am the beneficial owner of 1 share of common stock of NYMEX Holdings, Inc. and 1 Class A membership in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for March 15, 2005. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.